UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2010

ThermoGenesis Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Citrus Rd., Rancho Cordova, California		95742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	916-858-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2010, ThermoGenesis Corp. (the "Company") and Asahi Kasei Kuraray Medical Co., Ltd. ("Asahi") entered into an amendment (the "Amendment") of their Distribution and License Agreement, effective March 28, 2005. Under the terms of the Amendment, Asahi will obtain exclusive rights to distribute the CryoSeal ® System in South Korea, North Korea, Taiwan, the Peoples Republic of China, the Philippines, Thailand, Singapore, India and Malaysia. These rights shall include the exclusive right to market, distribute and sell the processing disposables and Thrombin Reagent for production of thrombin ("Thrombin Activation Device") stand alone product. The Company shall provide support to Asahi in the form of maintaining manufacturing capabilities of the CryoSeal System products until the earlier of when Asahi receives regulatory approval from the Ministry of Health, Labour and Welfare of Japan (MHLW) or December 31, 2012, upon which the Company shall have no further obligation to manufacture the products. Asahi shall then have a non-exclusive right to manufacture such products outside of Japan. Asahi shall continue to pay license fees and royalty payments to the Company. The Amendment extends the initial term of the original agreement to March 28, 2013.

On June 14, 2010, in connection with the above-described Amendment, the Company and Asahi also entered into an Option Agreement ("Option Agreement"). Under the terms of the Option Agreement, the Company granted Asahi an option to purchase certain intellectual property rights of the Company related to the CryoSeal ® System, including but not limited to patents and patent applications, FDA-PMA ownership relating to the products and certain related contracts and contractual relationships. Asahi may exercise the Option Agreement at any time after the effective date of the Amendment, but no later than the earlier of the fifth (5th) anniversary of the Amendment.

The foregoing descriptions of the Amendment and the Option Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment and Option Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

For more information, see the Amendment attached as Exhibit 10.1, the Option Agreement attached as Exhibit 10.2, and the Press Release attached as Exhibit 99.1.

Cautionary Statement

A copy of the Amendment and Option Agreement have been attached as exhibits to this Report on Form 8-K to provide investors with information regarding their terms. Except for its status as a legal document governing the contractual rights among the Company and Asahi in relation to the transactions described in this Item 1.01, the Amendment and the Option Agreement are not intended to be a source of factual, business or operational information about the Company, Asahi, or their respective businesses.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment to Distribution and License Agreement between ThermoGenesis Corp. and Asahi Kasei Kuraray Medical Co., Ltd. effective June 14, 2010*

10.2 Option Agreement between ThermoGenesis Corp. and Asahi Kasei Kuraray Medical Co., Ltd. effective June 14, 2010*

99.1 Press Release dated June 16, 2010, titled "ThermoGenesis Announces Agreement Related to Plan for Divestiture of CryoSeal ® Product Line"

* Portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoGenesis Corp.

June 16, 2010	By:	Matthew T. Plavan

Name: Matthew T. Plavan
Title: EVP, COO & CFO

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Distribution and License Agreement between ThermoGenesis Corp. and Asahi Kasei Kuraray Medical Co., Ltd. effective June 14, 2010*
10.2	Option Agreement between ThermoGenesis Corp. and Asahi Kasei Kuraray Medical Co., Ltd. effective June 14, 2010*
99.1	Press Release dated June 16, 2010, titled “ThermoGenesis Announces Agreement Related to Plan for Divestiture of CryoSeal (R) Product Line”